UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 21, 2005

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

805-447-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On April 21, 2005, Amgen Inc. (the “Company”) issued a press release announcing its results of operations and financial condition for the three months ended March 31, 2005. The full text of the press release is set forth in Exhibit 99.1 attached hereto.

In its press release the Company included certain historical non-GAAP financial measures as defined in Regulation G promulgated by the Securities and Exchange Commission with respect to the three months ended March 31, 2005 and March 31, 2004. Reconciliations for such historical non-GAAP financial measures are attached to the press release set forth as Exhibit 99.1 attached hereto. The Company believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. These historical non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

Three months ended March 31, 2005

For the three months ended March 31, 2005, the Company’s adjustments to GAAP financial measures relate to amounts associated with the Company’s acquisitions of Tularik Inc. (“Tularik”) in August 2004 (the “Tularik Acquisition”) and Immunex Corporation (“Immunex”) in July 2002 (the “Immunex Acquisition”) and amounts associated with debt issuance costs related the Company’s 30-year zero coupon senior convertible notes (the “Convertible Notes”).

For the three months ended March 31, 2005, the Company reported non-GAAP financial results for research and development (“R&D”) expense and interest and other (expense)/income, net. R&D expense was adjusted to exclude incremental compensation provided to certain Tularik employees for a limited period, principally related to non-cash compensation expense associated with stock options assumed in the Tularik Acquisition and amounts payable primarily under the Tularik short-term retention plan for the applicable period. The Company believes that excluding such incremental compensation provides a supplemental measure that will facilitate comparisons between periods before, during and after such expense is incurred. Interest and other (expense)/income, net was adjusted to exclude the pro rata portion of the debt issuance costs (the “Convertible Notes Expense”) that were immediately charged to interest expense as a result of certain holders of the Convertible Notes exercising their March 1, 2005 put option and the related Convertible Notes being repaid in cash. The Company believes that excluding the Convertible Notes Expense provides a supplemental measure that will facilitate comparisons between periods in which such item did not occur.

For the three months ended March 31, 2005, the Company reported non-GAAP adjusted net income and adjusted earnings per share, excluding (i) the foregoing expense amounts for this period for the reasons discussed above and (ii) the ongoing, non-cash amortization of acquired intangible assets associated with the Immunex Acquisition (primarily Enbrel®) (the “Intangible Assets Amortization”). The Company believes that excluding the Intangible Assets Amortization treats those assets as if the Company had developed them internally in the past, and thus provides a supplemental measure of profitability in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property.

Three months ended March 31, 2004

For the three months ended March 31, 2004, the Company’s adjustments to GAAP financial measures relate to amounts associated with the Immunex Acquisition.

For the three months ended March 31, 2004, the Company reported non-GAAP financial results for the following operating expenses: cost of sales, R&D and sales, general and administrative which were each adjusted to exclude incremental compensation payable to certain Immunex employees for a limited period, principally under the Immunex short-term retention plan (“Immunex Short-Term Retention Plan Compensation”) for the applicable period. The Company believes that excluding such incremental compensation provides a supplemental measure that will facilitate comparisons between periods before, during and after such expenses were incurred.

For the three months ended March 31, 2004, the Company reported non-GAAP adjusted net income and adjusted earnings per share, excluding the foregoing operating expense amounts for this period for the reasons discussed

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above, as well as excluding the Intangible Assets Amortization. As noted above, the Company believes that excluding the Intangible Assets Amortization treats those assets as if the Company had developed them internally in the past, and thus provides a supplemental measure of profitability in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property.

The Company uses the foregoing non-GAAP financial measures in connection with its own budgeting and financial planning.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

99.1    Press Release dated April 21, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: April 22, 2005	By:	/s/ Richard Nanula
	Name:	Richard Nanula
	Title:	Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Press release dated April 21, 2005

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